Exhibit 3.1
FILED
AUG 19 1988
12:45 pm
RESTATED
CERTIFICATE OF INCORPORATION
OF
BMC SOFTWARE, INC.
This Restated Certificate of Incorporation of BMC Software, Inc. (the “Company”) has been duly executed and is being filed by the undersigned in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware to amend and restate the original Certificate of Incorporation, which was filed on June 29, 1988, under the Company’s present name, with the Secretary of State of the State of Delaware (the “Certificate”), to form a corporation under the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation was duly adopted by the directors of the Company with the approval of the stockholders, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
The Certificate is hereby amended and restated in its entirety to read as follows:
FIRST: The name of the Corporation is BMC SOFTWARE, INC.
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Forty Six Million (46,000,000) shares, of which One Million (1,000,000) shall be shares of Preferred Stock, of the par value of One Cent ($.01) per share (the “Preferred Stock”), and Forty Five Million (45,000,000) shall be shares of Common Stock, of the par value of One Cent ($.01) per share (“Common Stock”).

The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of each class of stock:
I.
Provisions Applicable to Preferred Stock
The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be fixed and determined herein or by the Board of Directors. The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock shall be such as are fixed by the Board of Directors, and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the establishment of any such series of Preferred Stock. The Board of Directors is hereby expressly authorized to establish any series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, within the limitations set forth herein, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued.
Except in respect of the particulars fixed by the Board of Directors for series established by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.
II.
Provisions Applicable to Common Stock
1. Junior Stock. The Common Stock is junior to each series of the Preferred Stock and is subject to all of the rights, privileges and preferences and priorities of the Preferred Stock.

2. Dividends. Subject to all rights of each series of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof.
3. Liquidation Preference. After payment shall have been made in full to the holders of each series of the Preferred Stock in the event of any liquidation, dissolution or winding up of the Corporation, to the extent of the liquidation preferences of such class of stock, the remaining assets and funds of the Corporation shall be distributed to the holders of the Common Stock according to their respective shares.
4. Voting. The holders of shares of Common Stock shall possess full voting power for the election of directors and for all other purposes. In the exercise of its voting power, the Common Stock shall be entitled to one vote for each share held. In all cases in which the holders of the Common Stock have the right to vote, the affirmative vote of a majority of the outstanding shares of the Common Stock shall constitute approval of the Common Stock.
III.
Provisions Applicable to Preferred Stock and Common Stock
1. No Cumulative Voting. The right of holders of Preferred Stock and Common Stock to cumulative voting in the election of directors is expressly prohibited.
2. No Preemptive Rights. The holders of Preferred Stock and Common Stock shall not have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.
FIFTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Restated Certificate of Incorporation or the by-laws are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who would have been entitled to vote on the action if a meeting were held is obtained.

SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation or adopt new by-laws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to by-law provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that by-laws adopted or amended by the directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.
SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

EIGHTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this Restated Certificate of Incorporation or by-laws of the Corporation, from time to time, to amend this Restated Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Restated Certificate of Incorporation or any amendment thereof are conferred subject to such right.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 19th day of August, 1988.

/s/ Richard A. Hosley II
Richard A. Hosley II
President and Chief
Executive Officer
ATTEST:

/s/ David A. Farley
David A. Farley
Secretary
DELART: 22

ANNEX A
Proposed Amendment to
the Restated Certificate of Incorporation
of
BMC Software, Inc.
Fourth: The aggregate number of shares which the Corporation shall have the authority to issue is Ninety One Million (91,000,000) shares, of which One Million (1,000,000) shall be shares of Preferred Stock, of the par value of One Cent ($.01) per share (the “Preferred Stock”), and Ninety Million (90,000,000) shall be shares of Common Stock, of the par value of One Cent ($.01) per share (“Common Stock”).

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 10/22/1996
960306450 — 2165371
CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTICATE OF INCORPORATION
OF
BMC SOFTWARE, INC.
BMC Software, Inc., a Delaware corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1.	The name of the corporation is BMC Software, Inc.

2.
A Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 3, 1992, and said Certificate of Amendment of Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

3.
The inaccuracy or defect of said Certificate of Amendment of the Restated Certificate of Incorporation to be corrected is as follows: The words “to amend the first paragraph of article FOURTH” were omitted between the words “Company” and “in” in the second line of the resolution setting forth the proposed amendment to the Restated Certificate of Incorporation set forth in article FIRST.

4.
The resolution setting forth the proposed amendment to the first paragraph of article FOURTH contain in article FIRST of said Certificate of Amendment to the Restated Certificate of Incorporation is corrected to read as follows:

“RESOLVED, that the Proposed Amendment to the Restated Certificate of Incorporation of the Company to amend the first paragraph of article FOURTH in the form of Annex A to the Company’s proxy statement is hereby adopted and approved, subject to the approval of such amendment by the stockholders of the Company.”
IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate of Correction the 21st day of October, 1996.

BMC SOFTWARE, INC.
By:	/s/ M. Brinkley Morse
M. Brinkley Morse, Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:31 AM 10/22/1996
960306454 — 2165371
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BMC SOFTWARE, INC.
BMC Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of BMC Software, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Restated Certificate of Incorporation of the Company is hereby amended to delete the first paragraph of Article FOURTH of the Restated Certificate of Incorporation and substitute therefore the following new first paragraph of Article FOURTH:
“FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Three Hundred One Million (301,000,000) shares, of which One Million (1,000,000) shall be shares of Preferred Stock, of the par value of One Cent ($.01) per share (the “Preferred Stock”), and Three Hundred Million (300,000,000) shall be shares of Common Stock, of the par value of One Cent ($.01 per share (“Common Stock”).”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions to Section 242 of the General Corporation Law of the State of Delaware.

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BMC SOFTWARE, INC.
BMC Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of BMC Software, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Restated Certificate of Incorporation of the Company is hereby amended to delete the first paragraph of Article FOURTH of the Restated Certificate of Incorporation and substitute therefore the following new first paragraph of Article FOURTH:
“FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Six Hundred One Million (601,000,000) shares, of which One Million (1,000,000) shall be shares of Preferred Stock, of the par value of One Cent ($.01) per share (the “Preferred Stock”), and Six Hundred Million (600,000,000) shall be shares of Common Stock, of the par value of One Cent ($.01) per share (“Common Stock”).”
SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, BMC Software, Inc. has caused this certificate to be signed by M. Brinkley Morse, its Senior Vice President, this 30th day of November 1999.

BMC SOFTWARE, INC.
By:	/s/ M. Brinkley Morse
M. Brinkley Morse
Senior Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 11/30/1999
991509322 — 2165371

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
BMC SOFTWARE, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

BMC Software, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
FIRST: Section II.4 of Article FOURTH of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
4. Voting. Except as otherwise expressly required by law or provided in this Restated Certificate of Incorporation and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of shares of Common Stock shall possess full voting power for the election of directors and for all other matters with respect to which stockholders are entitled to vote under applicable law, this Restated Certificate of Incorporation or the by-laws of the Corporation, or upon which a vote of stockholders is otherwise called for by the Corporation. Each holder of shares of Common Stock as of the record date for determining the stockholders entitled to vote shall be entitled to one vote for each share of Common Stock held by such stockholder.
SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, BMC Software, Inc. has caused this Certificate to be duly executed in its corporate name this 21st day of July, 2010.

BMC SOFTWARE, INC.
By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel and Assistant Secretary